UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

Herc Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27500 Riverview Center Blvd.

Bonita Springs, Florida 34134

(Address of principal executive offices and zip code)

(239) 301-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amended and Restated ABL Credit Agreement

On June 2, 2025, Herc Holdings Inc. (the “Company”), Herc Rentals Inc. (“Herc Rentals”), Matthews Equipment Limited and certain other subsidiaries of the Company entered into a credit agreement with JPMorgan Chase Bank, N.A., as agent, swingline lender and letter of credit issuer, Credit Agricole Corporate and Investment Bank and Wells Fargo Bank, National Association as co-syndication agents, and the other financial institutions party thereto from time to time, with respect to a new senior secured asset-based revolving credit facility (the “New ABL Credit Facility”), which refinances in full and replaces the existing asset-based credit facility entered into on July 31, 2019 among the Company, Herc Rentals, Matthews Equipment Limited, certain other subsidiaries of the Company and Bank of America, N.A., as Agent, and the lenders party thereto (the “Prior ABL Credit Facility”) and related guarantee and collateral/security agreements.

The Company and Herc Rentals are initial U.S. borrowers under the New ABL Credit Facility and Matthews Equipment Limited is an initial Canadian borrower under the New ABL Credit Facility. On June 2, 2025, the Company borrowed $2,538.00 million under the New ABL Credit Facility and repaid all amounts outstanding under the Prior ABL Credit Facility. For a description of the material terms of the Prior ABL Credit Facility, see Note 11, “Debt” to the notes to our consolidated financial statements included in Part II, Item 8 “Financial Statements” included in Part II, and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part II of our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference herein.

The New ABL Credit Facility provides (subject to availability under a borrowing base) for aggregate maximum borrowings of up to $4,000 million under a revolving loan facility, with commitments in a maximum aggregate principal amount of $3,600 million available to U.S. borrowers and $400 million available to Canadian borrowers or U.S. borrowers. Up to $250 million of the revolving loan facility is available for the issuance of letters of credit, subject to certain conditions including issuing lender participation. Subject to the satisfaction of certain conditions and limitations, the New ABL Credit Facility allows for the addition of incremental revolving commitments and/or incremental term loans.

Maturity

The New ABL Credit Facility matures on June 2, 2030.

Guarantees; Collateral/Security

The obligations of each of the borrowers under the New ABL Credit Facility are guaranteed by each of the Company’s direct and indirect U.S. and Canadian subsidiaries, with certain exceptions, including special purpose securitization subsidiaries. The obligations of the borrowers under the New ABL Credit Facility and the guarantees thereof are secured by security interests in substantially all of the assets of each borrower and guarantor, including pledges of all the capital stock of all of their direct subsidiaries, with certain exceptions. The security interests under the New ABL Credit Facility rank pari passu with the security interests granted pursuant to the Term Loan Facility (as defined below). The liens securing the New ABL Credit Facility are subject to certain exceptions. Also, subject to certain limitations and conditions, the New ABL Credit Facility permits the incurrence of future secured debt on a basis either pari passu with, or subordinated to, the liens securing the New ABL Credit Facility.

On June 2, 2025, in connection with the New ABL Credit Facility, (i) the Company and certain of its U.S. subsidiaries of entered into an Amended and Restated U.S. Guarantee and Collateral Agreement in favor of JPMorgan Chase Bank, N.A. as agent and (ii) Matthews Equipment Limited and certain Canadian subsidiaries entered into an Amended and Restated Canadian Guarantee and Collateral Agreement in favour of JPMorgan Chase Bank, N.A. as agent.

Interest

The interest rates applicable to any loans under the New ABL Credit Facility will be based, at the option of the borrowers, on (x) a floating rate based on Term SOFR (for loans denominated in U.S. dollars) or Term CORRA (for loans denominated in Canadian dollars) plus an initial margin of 1.375% per annum or (y) a base rate plus an initial margin of 0.375%, in each case, where margin is adjusted under the New ABL Credit Facility based on the quarterly average excess availability under the New ABL Credit Facility.

Covenants

The New ABL Credit Facility contains a number of covenants that, among other things, limit or restrict the ability of the borrowers and their subsidiaries to incur additional indebtedness, prepay other indebtedness, make dividends and other restricted payments, create or incur liens, make acquisitions and other investments, engage in mergers, consolidations or sales of assets, engage in certain transactions with affiliates, and enter into certain restrictive agreements limiting the ability to create or incur liens. In addition, under the New ABL Credit Facility, upon excess availability falling below certain levels, the borrowers will be required to comply with a minimum fixed charge coverage ratio of no less than 1.00:1.00.

Events of Default

The New ABL Credit Facility provides that the occurrence of any of the following events will constitute an event of default: payment default, breach of representation or warranty, covenant breach, cross default to other material indebtedness, certain bankruptcy events, dissolution, invalidity of the credit agreement or any intercreditor agreement (if any), judgment in excess of a certain monetary threshold, any security or guarantee documents cease to be in effect, an ERISA event, pension event or a change of control. Upon the occurrence and during the continuation of an event of default, the agent may exercise remedies on behalf of the lenders, including accelerating the repayment of outstanding loans under the New ABL Credit Facility.

The Company will use borrowings under the New ABL Credit Facility, on the date hereof, to finance, in part, the Acquisition (as defined below), including refinancing existing indebtedness of H&E (as defined below) and its subsidiaries, and to pay related fees and expenses. Thereafter, the Company expects to use the revolving credit facility for general corporate purposes in accordance with the terms of the New ABL Credit Facility.

The foregoing description of the New ABL Credit Facility and the guarantee and collateral/security agreements is a summary and is qualified in its entirety by reference to the complete terms and conditions of the New ABL Credit Facility, the Amended and Restated U.S. Guarantee and Collateral Agreement in favor of JPMorgan Chase Bank, N.A. as agent and the Amended and Restated Canadian Guarantee and Collateral Agreement in favor of JPMorgan Chase Bank, N.A. as agent, which are respectively attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Term Loan Credit Agreement

On June 2, 2025, the Company and certain other subsidiaries of the Company entered into a Credit Agreement (the “Term Loan Credit Agreement”) with Wells Fargo Bank, National Association as administrative agent, Wells Fargo Securities, LLC, Crédit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A., BMO Capital Markets Corp., Capital One, National Association, MUFG Bank, Ltd., ING Capital LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, Goldman Sachs Bank USA, Regions Capital Markets, and Truist Securities, Inc. as joint lead arrangers and joint bookrunners and the other financial institutions named therein or party thereto from time to time. The Term Loan Credit Agreement provides for a senior secured term loan facility (the “Term Loan Facility”) of $750 million.

The Company and each existing and future direct or indirect U.S. subsidiary of the Company (other than, among other things, indirect U.S. subsidiaries held through foreign subsidiaries, special purpose vehicles used in connection with the existing securitization facility or any future securitization facility of the Company and certain immaterial subsidiaries) (the “Guarantors”) provide unconditional guarantees of the obligations of the Company. In addition, the obligations of the Company under the Term Loan Facility and the guarantees of the Guarantors are secured by first priority security interests in substantially all of the tangible and intangible assets of the Company and the Guarantors, including pledges of all stock or other equity interests in direct subsidiaries owned by the Company and the Guarantors (but only up to 65% of the voting stock of each direct foreign subsidiary owned by the Company or any Guarantor). The security interests under the Term Loan Facility rank pari passu with the security interests granted pursuant to the New ABL Credit Facility. The security interests and pledges are subject to certain exceptions.

The principal obligations under the Term Loan Facility are to be repaid in quarterly installments in an aggregate amount equal to 1.00% per annum, with the balance due at the maturity of the Term Loan Facility. The Term Loan Facility matures on June 2, 2032. Amounts drawn under the Term Loan Facility bear annual interest at either the Term SOFR rate plus a margin of 2.00% or at a base rate (equal to the highest of Wells Fargo Bank, National Association’s prime rate, the federal funds rate plus 0.5%, or one month Term SOFR plus 1.0%) plus a margin of 1.00%.

The Term Loan Facility contains covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; incur additional liens; make dividends and other restricted payments; and engage in mergers, acquisitions and dispositions. The Term Loan Facility does not include any financial covenants. The Term Loan Credit Agreement contains customary events of default. If an event of default occurs, the lenders are entitled to accelerate the loans made thereunder and exercise rights against the collateral.

On June 2, 2025, in connection with the Term Loan Credit Agreement, (i) the Company and certain of its U.S. subsidiaries entered into a U.S. Guarantee and Collateral Agreement in favor of Wells Fargo Bank, National Association as agent and (ii) Matthews Equipment Limited and certain Canadian subsidiaries entered into a Canadian Guarantee and Collateral Agreement in favor of Wells Fargo Bank, National Association as agent.

The Company used the proceeds of the Term Loan Facility to finance, in part, the Acquisition, including refinancing existing indebtedness of H&E and its subsidiaries, and to pay related fees and expenses.

The foregoing description of the Term Loan Facility and the guarantee and collateral/security agreements is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Term Loan Credit Agreement, the U.S. Guarantee and Collateral Agreement in favor of Wells Fargo Bank, National Association as agent and the Canadian Guarantee and Collateral Agreement in favor of Wells Fargo Bank, National Association as agent, which are respectively attached as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and are incorporated by reference herein.

Indenture

On June 2, 2025, the Company issued $1,650 million aggregate principal amount of 7.000% Senior Notes due 2030 (the “2030 Notes”) and $1,100 million aggregate principal amount of 7.250% senior unsecured notes due 2033 (the “2033 Notes” and, together with the 2030 Notes, the “Notes”), under an Indenture, dated as of June 2, 2025 (the “Indenture”), among the Escrow Issuer (as defined below), the Company, the subsidiary guarantors party thereto and Truist Bank, as trustee (in such capacity, the “Trustee”). The Notes were initially issued by the Company’s wholly owned subsidiary, Herc Holdings Escrow, Inc. (the “Escrow Issuer”). Upon consummation of the Acquisition and the merger of the Escrow Issuer with and into the Company, the Notes became the obligations of the Company.

Interest on the Notes accrues at the rate of 7.000% per annum in the case of the 2030 Notes and 7.250% per annum in the case of the 2033 Notes and, in both cases, is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2025. The 2030 Notes mature on June 15, 2030 and the 2033 Notes mature on June 15, 2033.

Ranking; Guarantees

The Notes are the Company’s senior unsecured obligations, ranking equally in right of payment with all of the Company’s existing and future senior indebtedness, effectively junior to any of the Company’s existing and future secured indebtedness, including the Credit Agreements (as defined in the Indenture), to the extent of the value of the assets securing such indebtedness, and senior in right of payment to any of the Company’s existing and future subordinated indebtedness.

The Notes are guaranteed on a senior unsecured basis, subject to limited exceptions, by the Company’s current and future domestic subsidiaries, including Herc Rentals. The guarantees are senior unsecured obligations of the guarantors and rank equally in right of payment with all of the existing and future senior indebtedness of the guarantors, effectively junior to any existing and future secured indebtedness of the guarantors, including the Credit Agreements, to the extent of the value of the assets securing such indebtedness, and senior in right of payment to all existing and future subordinated indebtedness of the guarantors.

Redemption of the Notes

The Company may, at its option, redeem the 2030 Notes, in whole or in part, at any time prior to June 15, 2027, at a price equal to 100% of the aggregate principal amount of the 2030 Notes, plus the applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company also may, at its option, redeem the 2030 Notes, in whole or in part, at any time (i) on or after June 15, 2027 and prior to June 15, 2028, at a price equal to 103.500% of the principal amount of the 2030 Notes, (ii) on or after June 15, 2028 and prior to June 15, 2029, at a price equal to 101.750% of the principal amount of the 2030 Notes and (iii) on or after June 15, 2029, at a price equal to 100.000% of the principal amount of the 2030 Notes, in each case, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time on or prior to June 15, 2027, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the 2030 Notes with the net cash proceeds of one or more equity offerings at a redemption price equal to 107.000% of the principal amount of the 2030 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may, at its option, redeem the 2033 Notes, in whole or in part, at any time prior to June 15, 2028, at a price equal to 100% of the aggregate principal amount of the 2033 Notes, plus the applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company also may, at its option, redeem the 2033 Notes, in whole or in part, at any time (i) on or after June 15, 2028 and prior to June 15, 2029, at a price equal to 103.625% of the principal amount of the 2033 Notes, (ii) on or after June 15, 2029 and prior to June 15, 2030, at a price equal to 101.813% of the principal amount of the 2033 Notes and (iii) on or after June 15, 2030, at a price equal to 100.000% of the principal amount of the 2033 Notes, in each case, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time on or prior to June 15, 2028, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the 2033 Notes with the net cash proceeds of one or more equity offerings at a redemption price equal to 107.250% of the principal amount of the 2033 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Covenants

The Indenture governing the Notes contains certain covenants applicable to the Company and its restricted subsidiaries, including limitations on: (1) indebtedness; (2) restricted payments; (3) liens; (4) dispositions of proceeds from asset sales; (5) transactions with affiliates; (6) dividends and other payment restrictions affecting restricted subsidiaries; (7) designations of unrestricted subsidiaries; and (8) mergers, consolidations and sale of assets. Upon the occurrence of certain events constituting a change of control triggering event, the Company is required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to, but excluding, the repurchase date.

If the Company sells assets under certain circumstances, it must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Events of Default

The Indenture also provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

The description above is qualified in its entirety by the Indenture (including the form of Notes), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

The information required by Item 1.02 relating to the Prior ABL Credit Facility is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 2, 2025, the Company completed the previously announced acquisition of H&E Equipment Services, Inc., a Delaware corporation (“H&E”, and such acquisition, the “Acquisition”), pursuant to the Agreement and Plan of Merger, dated as of February 19, 2025 (the “Merger Agreement”), by and among the Company, H&E and HR Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

As previously disclosed, pursuant to the Merger Agreement, and upon and subject to the terms and conditions described therein, on March 19, 2025, the Company caused Merger Sub to commence a cash and stock tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares of H&E’s common stock, par value $0.01 per share (“H&E shares”), in exchange for, on a per-H&E share basis, (i) $78.75 in cash, without interest, less any applicable withholding of taxes (the “Cash Offer Price”), and (ii) 0.1287 shares of the Company’s common stock, par value $0.01 per share, without interest (the “Stock Offer Price,” and together with the Cash Offer Price, the “Offer Price”), upon the terms and conditions set forth in the Offer to Exchange, dated March 19, 2025 (together with any amendments or supplements thereto, the “Offer to Exchange”).

The Offer expired at one minute after 11:59 p.m., Eastern Time, on May 29, 2025. Computershare Trust Company, N.A., the Depository and Paying Agent for the Offer, subsequently advised the Company that, as of the expiration of the Offer, a total of 25,369,090 H&E shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 69.33% of the outstanding H&E shares, and an additional 1,118,630 H&E shares were tendered pursuant to guaranteed delivery procedures, representing approximately an additional 3.06% of the outstanding H&E shares. On May 30, 2025, Merger Sub irrevocably accepted for payment all H&E shares validly tendered and not validly withdrawn pursuant to the Offer (all such H&E shares, the “Tendered Shares”).

On June 2, 2025, pursuant to the terms of the Merger Agreement, the Company and Merger Sub paid for all of the Tendered Shares and Merger Sub merged with and into H&E (the “Merger”), with H&E surviving the Merger as a wholly owned subsidiary of the Company, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. Pursuant to the Merger, each H&E share other than the Tendered Shares was converted into the right to receive the Offer Price, net to the holder of such H&E share, without interest.

Additional Information

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are qualified in their entirety by the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2025, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes, the Indenture and the Credit Agreements is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2025, the Company expanded the size of its Board of Directors (the “Board”) from seven members to eight members and, under the terms of the Merger Agreement, appointed Mr. John M. Engquist (who previously served as a member on the H&E board of directors) to the Board. This appointment became effective on June 2, 2025.

As previously disclosed, Mr. Engquist and Ms. Suzanne Wood were both originally contemplated to be appointed to serve on the Board. However, on May 20, 2025, Ms. Wood notified the Company of her decision to withdraw from consideration for appointment to the Board due to personal reasons and not as the result of any disagreement between her and the Company, its management, the Board or any committee thereof.

Item 7.01.	Regulation FD Disclosure.

On June 2, 2025, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheets of H&E as of December 31, 2024 and 2023, the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited condensed consolidated balance sheets of H&E as of March 31, 2025 and December 31, 2024, the related condensed consolidated statements of operations and cash flows for the three months ended March 31, 2025 and 2024, and the related notes, are attached hereto as Exhibit 99.3, and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial information of the Company and H&E (a) for the unaudited pro forma condensed combined balanced sheet, as of March 31, 2025, and (b) for the unaudited pro forma condensed combined statement of operations, for the year ended December 31, 2024 and for the three months ended March 31, 2025 and March 31, 2024 are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of February 19, 2025, by and among H&E Equipment Services, Inc., Herc Holdings Inc. and HR Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 20, 2025).

4.1	Indenture (including the forms of Notes), dated as of June 2, 2025, among Herc Holdings Escrow, Inc., Herc Holdings Inc., the subsidiary guarantors party thereto, and Truist Bank.

10.1	Amended and Restated Credit Agreement, dated as of June 2, 2025, among Herc Holdings Inc., Herc Rentals Inc., Matthews Equipment Limited, certain other subsidiaries of Herc Holdings Inc., JPMorgan Chase Bank, N.A. as agent, swingline lender and letter of credit issuer, Credit Agricole Corporate and Investment Bank, Wells Fargo Bank, National Association, as co-syndication agents and, together with MUFG Bank, Ltd., PNC Bank, National Association, Truist Bank, Capital One, National Association, ING Capital LLC and TD Bank, N.A., as joint lead arrangers and joint bookrunners and the other financial institutions party thereto from time to time.

10.2	Amended and Restated U.S. Guarantee and Collateral Agreement, dated as of June 2, 2025, made by Herc Holdings Inc. and certain subsidiaries from time to time in favor of JPMorgan Chase Bank, N.A. as agent.

10.3	Amended and Restated Canadian Guarantee and Collateral Agreement, dated as of June 2, 2025, made by Matthews Equipment Limited and certain subsidiaries from time to time in favour of JPMorgan Chase Bank, N.A. as agent.

10.4	Credit Agreement, dated as of June 2, 2025, among Herc Holdings Inc., certain subsidiaries of Herc Holdings Inc., Wells Fargo Bank, National Association as administrative agent, Wells Fargo Securities, LLC as lead arranger and lead bookrunner, Crédit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A., BMO Capital Markets Corp., Capital One, National Association, MUFG Bank, Ltd., ING Capital LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, Goldman Sachs Bank USA, Regions Capital Markets, and Truist Securities, Inc. as joint lead arrangers and joint bookrunners and the other financial institutions party thereto from time to time.

10.5	U.S. Guarantee and Collateral Agreement, dated as of June 2, 2025, made by Herc Holdings Inc. and certain subsidiaries from time to time in favor of Wells Fargo Bank, National Association as agent.

10.6	Canadian Guarantee and Collateral Agreement, dated as of June 2, 2025, made by Matthews Equipment Limited and certain subsidiaries from time to time in favor of Wells Fargo Bank, National Association as agent.

23.1	Consent of BDO USA, P.C., independent registered accounting firm (with respect to H&E Equipment Services, Inc.).

99.1	Press release issued by the Company, dated June 2, 2025.

99.2	Audited consolidated balance sheets of H&E Equipment Services, Inc. as of December 31, 2024 and 2023; the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2024 (incorporated by reference to pages 47 through 82 of the Annual Report on Form 10-K filed by H&E Equipment Services, Inc. on February 21, 2025).

99.3	Unaudited condensed consolidated balance sheets of H&E Equipment Services, Inc. as of March 31, 2025 and December 31, 2024; the related condensed consolidated statements of operations and cash flows for the three months ended March 31, 2025 and 2024; and the related notes (incorporated by reference to pages 5 through 21 of the Quarterly Report on Form 10-Q filed by H&E Equipment Services, Inc. on April 29, 2025).

99.4	Unaudited pro forma condensed combined financial information of the Company and H&E (a) for the unaudited pro forma condensed combined balanced sheet, as of March 31, 2025, and (b) for the unaudited pro forma condensed combined statement of operations, for the year ended December 31, 2024 and for the three months ended March 31, 2025 and March 31, 2024 (incorporated by reference to pages 111 through 124 of the Company’s Registration Statement on Form S-4 filed by the Company on May 8, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.

By:	/s/ S. Wade Sheek
Name:	S. Wade Sheek
Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: June 2, 2025